                             SHAREHOLDERS' AGREEMENT

                                      AMONG

                             GREENFIELD ONLINE, INC.

                                       AND

                                THE SHAREHOLDERS

                               (AS DEFINED HEREIN)





                                  May 17, 1999

                                                TABLE OF CONTENTS

                                                                                                               Page

Section 1.     Restrictions on Transfer of Shareholder Shares; No Preemptive Rights................................1

Section 2.     Repurchase of Retained Shareholder Shares from Management Retained Shareholders.....................2

Section 3.     Permitted Transfers of Retained Shareholder Shares..................................................3

Section 4.     Closing of Transfers................................................................................4

Section 5.     Additional Restrictions on Transfer of Shareholder Shares...........................................4

Section 6.     Sale of the Company.................................................................................5

Section 7.     Election of Directors; Voting.......................................................................6

Section 8.     Board Approval; Power of Attorney...................................................................6

Section 9.     Regulatory Matters..................................................................................7

Section 10.    Joinders; Additional Shares of Stock................................................................8

Section 11.    No Conflicting Agreements...........................................................................8

Section 12.    Termination.........................................................................................9

Section 13.    Definitions.........................................................................................9

Section 14.    General Provisions..................................................................................14


                             SCHEDULES AND EXHIBITS


Exhibit A - Form of Retained Shareholder Joinder
Exhibit B - Form of Investor Joinder
Exhibit C - Small Business Side Letter


Schedule I - Investor
Schedule II - Retained Shareholder

                                                             SHAREHOLDERS'
                                                     AGREEMENT dated as of May
                                                     17, 1999, among GREENFIELD
                                                     ONLINE, INC., a Connecticut
                                                     corporation (the
                                                     "Company"), the Investor
                                                     listed on Schedule I hereto
                                                     (together with each Person
                                                     who becomes an Investor
                                                     under this Agreement, the
                                                     "Investors"), and the
                                                     Retained Shareholder of the
                                                     Company listed on Schedule
                                                     II hereto (together with
                                                     each Person who becomes a
                                                     Retained Shareholder under
                                                     this Agreement, the
                                                     "Retained Shareholders").

          The Investors and the Retained Shareholders are collectively referred to herein as the "Shareholders" and individually as a "Shareholder". Capitalized terms used herein are defined in Section 13.

          The Company and the Shareholders desire to enter into this Agreement for the purposes, among others, of (i) assuring continuity in the management and ownership of the capital stock of the Company and (ii) limiting the manner and terms by which the Retained Shareholder Shares may be transferred.

          NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

     Section 1. Restrictions on Transfer of Shareholder Shares; No Preemptive Rights.

          (a) No Retained Shareholder shall sell, transfer, assign or otherwise dispose of (whether with or without consideration and whether voluntarily or involuntarily or by operation of law or otherwise) (a "Transfer") any interest in any Retained Shareholder Shares, except pursuant to (i) Sections 1(b) and (c) hereof, (ii) Sections 2 or 3 hereof, (iii) a Public Sale or (iv) a Sale of the Company effected in accordance with Section 6 hereof (the Transfers referred in clauses (ii), (iii) and (iv) being referenced herein as "Exempt Transfers"); provided, however that a Management Retained Shareholder may not Transfer any interest in any Retained Shareholder Shares until the fourth anniversary of the date hereof except pursuant to the provisions of Section 3. Notwithstanding anything in this Agreement to the contrary, no Retained Shareholder shall Transfer any Shareholder Shares to any Competitor. As used herein, the term "Competitor" means (i) any Person who is engaged in the Subject Business (as such term is defined in the Purchase Agreement) and (ii) any Affiliate of a Person identified in clause (i) above. Pursuant to Section 33-683(b)(2) of the Connecticut Business Corporation Act (the "CBCA"), the Shareholders hereby waive any and all preemptive rights to which they may otherwise be entitled pursuant to Section 33-683 of the CBCA.

          (b) Procedure for Transfer of Retained Shareholder Shares by Retained Shareholders. Prior to making any Transfer other than pursuant to an Exempt Transfer, a Retained Shareholder shall give written notice (the "Sale Notice") to the Company and the Investors. The Sale Notice shall disclose in reasonable detail the identity of the prospective transferee(s), the number of Retained Shareholder Shares to be Transferred, the terms and conditions of the proposed Transfer and shall confirm that the offer to purchase such shares is irrevocable for at least 40 days. The Transferring Shareholder shall not consummate such Transfer until 40 days after the Sale Notice has been given to the Company and the Investors, unless the parties to the Transfer have been finally determined pursuant to this Section 1 prior to the expiration of such 40-day period (the date of the first to occur of such events is referred to herein as the "Sale Authorization Date").

          (c) First Refusal Rights with Respect to Retained Shareholder Shares. The Company may elect to purchase all, or any portion, of the Retained Shareholder Shares to be Transferred upon the same terms and conditions as those set forth in the Sale Notice by delivering a written notice of such election to the Transferring Shareholder and the Investors within 20 days after the Sale Notice has been given to the Company and the Investors. If the Company has not elected to purchase all of the Retained Shareholder Shares to be Transferred, the Company shall provide notice of such election to the Investors and the Investors may elect to purchase all (but not less than all) of their respective Proportionate Percentage of the Retained Shareholder Shares not purchased by the Company upon the same terms and conditions as those set forth in the Sale Notice by giving written notice of such election to the Transferring Shareholder within 30 days after the Sale Notice has been given. In any written notice of such acceptance, any Investor may offer to purchase any of such Retained Shareholder Shares not purchased by the other Investors, up to such Investor's ratable share of such unpurchased Retained Shareholder Shares actually purchased pursuant to this Section 1(c), in which case any such Retained Shareholder Shares not accepted by the Investors shall be deemed to have been offered to and accepted by the Investors that exercised his, her or its option under this sentence on the above-described terms and conditions. The Transferring Shareholder may Transfer the Retained Shareholder Shares not elected to be purchased by the Company and the Investors, at a price and on terms no more favorable to the transferee(s) thereof than specified in the Sale Notice during the 90-day period immediately following the Sale Authorization Date. Any Retained Shareholder Shares not Transferred within such 90-day period shall be subject to the provisions of Sections 1(b) and (c) upon subsequent Transfer.

         Section 2. Repurchase of Retained Shareholder Shares from Management Retained Shareholders.

          (a) In the event of a Termination of Employment of any Management Retained Shareholder (a "Terminated Shareholder"), the Company or its designee shall have the right (but not the obligation) to repurchase from such Terminated Shareholder (and each member of the Group of such Terminated Shareholder) (x) all or any part of the Retained Shareholder Shares owned by such Terminated Shareholder or any member of such Terminated Shareholder's Group which constitute Non-Qualifying Retained Shareholder Shares, (y) if such Termination of Employment shall be a Termination for Cause, all or part of the Retained Shareholder Shares owned by such Terminated Shareholder or any member of such Terminated Shareholder's Group which constitute Qualifying Shareholder Shares and (z) if such Termination of Employment shall be a Termination for Cause all or part of any vested Shareholder Shares owned by such Terminated Shareholder or any member of such Terminated Shareholder's Group. The parties hereto acknowledge that, as of the date hereof, Andrew Greenfield is not a Management Retained Shareholder.

          (b) The repurchase right of the Company or its designee under this
Section 2 may be exercised by written notice (a "Repurchase Notice"), specifying the number of Retained Shareholder Shares to be repurchased, and given to the Terminated Shareholder within 90 days of the Termination Date (or, if the Company shall not have assigned its rights under this Section 2 and shall be legally prevented (whether by contract, statute or otherwise) from making such repurchase during the foregoing 90-day period, then such Repurchase Notice may be delivered by the Company within 45 days after the date on which it shall be legally permitted to make such repurchase), but in no event shall the Company be permitted to make such election after the third anniversary of the Termination Date. Any such Retained Shareholder Shares which are not purchased by the Company or its designee during such period may be purchased by the Investors, such purchase right to be exercisable upon 10 days written notice (a "Purchase Notice") to the Terminated Shareholder after the date upon which the number of Shareholder Shares to be repurchased by the Company, if any, shall have been fully determined. Each such Investor may purchase up to his, her or its Investor Percentage of such Retained Shareholder Shares. In any such Purchase Notice, an Investor may offer to accept for purchase any of such Retained Shareholder Shares not accepted by other Investors up to such Investor's ratable share of such unaccepted Retained Shareholder Shares, determined by reference to the actual number of Shareholder Shares owned by each Investor actually purchasing Retained Shareholder Shares pursuant to this Section 2(b). Upon the delivery of a Repurchase Notice or Purchase Notice to the Terminated Shareholder, the Terminated Shareholder shall be obligated to sell or cause to be sold to the Company, its designee or the Investors, as the case may be, the Retained Shareholder Shares specified in such Repurchase Notice or Purchase Notice, as the case may be.

          (c) The price per Retained Shareholder Share to be paid under this
Section 2 shall be determined as follows:

                   (i) in the case of a repurchase of either (A) any Non-Qualifying Retained Shareholder Shares or (B) any (1) Qualifying Retained Shareholder Shares or (2) vested Shareholder Shares issued pursuant to the exercise of an option or warrant, or options or warrants for such vested Shareholder Shares, in each case in this clause (B) following a Termination for Cause, the repurchase price to be paid for each Retained Shareholder Share shall be the original cost (subject to pro rata adjustment in the event of any stock split, stock dividend or other subdivision of the Common Shares or reverse stock split or other combination of the Common Shares or other similar pro rata recapitalization event affecting the Common Shares) paid for each such Retained Shareholder Share, provided that the original cost of an option or warrant to purchase Stock shall be $1.00 in the aggregate for all options or warrants which comprise a given option or warrant grant.

          (d) The purchase price to be paid for any repurchase of Retained Shareholder Shares pursuant to this Section 2 shall be paid in cash.

     Section 3.         Permitted Transfers of Retained Shareholder Shares.

          The restrictions contained in Section 1(a) hereof shall not apply with respect to any Transfer of Retained Shareholder Shares by (i) in the case of any Retained Shareholder who is an individual, pursuant to a gift, will or the applicable laws of descent and distribution, among such individual's Family Group or to a trust in which such Retained Shareholder is the settlor and such Retained Shareholder or any member of his or her Family Group is or are the beneficiaries thereof, (ii) in the case of any Retained Shareholder who is not an individual, to any member of the Group to which such Retained Shareholder belongs, (iii) repurchase or acquisition of any Retained Shareholder Shares by an Investor (in which case, such Retained Shareholder Shares shall be deemed to be Investor Shares) or by the Company pursuant to approval by the Board, or (iv) any Retained Shareholder to a financial institution in respect of the pledge of his or her Retained Shareholder Shares to any such financial institution providing financing to such Retained Shareholder; provided, however, that the restrictions contained herein shall continue to be applicable to the Retained Shareholder Shares after any such Transfer pursuant to clauses (i), (ii), (iii) and (iv) above and; provided further, however, that the transferees of such Retained Shareholder Shares shall have executed and delivered to the Company a Retained Shareholder Joinder pursuant to Section 10 hereof.

     Section 4.         Closing of Transfers.

          Transfers of Retained Shareholder Shares by any Shareholder to the Company or any other Person under the terms of Section 2 or 3 hereof shall be made at the offices of the Company on a mutually satisfactory Business Day within 10 days after the expiration of the last applicable period described in the relevant Section. Delivery of certificates or other instruments evidencing such Shareholder Shares or shares of Stock, as the case may be, duly endorsed for transfer and free and clear of all encumbrances, shall be made on such date against payment of the purchase price therefor.

     Section 5.         Additional Restrictions on Transfer of Shareholder
                        Shares.

         (a) Legend. The certificates representing the Shareholder Shares shall bear the following legend:

               "THE SALE, TRANSFER, ASSIGNMENT, PLEDGE, OR
               ENCUMBRANCE OF THE SECURITIES REPRESENTED BY THIS
               CERTIFICATE AND THE RIGHTS OF THE HOLDER OF SUCH
               SECURITIES IN RESPECT OF THE ELECTION OF DIRECTORS ARE
               SUBJECT TO THE TERMS AND CONDITIONS OF A
               SHAREHOLDERS' AGREEMENT DATED AS OF MAY 17, 1999,
               AMONG GREENFIELD ONLINE, INC. AND THE HOLDERS OF
               OUTSTANDING CAPITAL STOCK OF SUCH CORPORATION. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF GREENFIELD ONLINE, INC."

          (b) Opinion of Counsel. Unless waived by the Company, no holder of Shareholder Shares may Transfer any Shareholder Shares (except pursuant to an effective registration statement under the Securities Act) without first delivering to the Company an opinion of counsel (reasonably acceptable in form and substance to the Company) that neither registration nor qualification under the Securities Act and applicable state securities laws is required in connection with such Transfer.

          (c) Transfers in Violation of Agreement. Any Transfer or attempted Transfer of any Shareholder Shares in violation of any provision of this Agreement shall be void ab initio, and the Company shall not record such Transfer on its books or treat any purported transferee of such Shareholder Shares as the owner of such Shareholder Shares for any purpose.

     Section 6.         Sale of the Company.

          (a) Approved Sale. If the Board or if the holders of a majority of the Investor Shares then outstanding approve a Sale of the Company (an "Approved Sale"), the holders of Retained Shareholder Shares shall consent to and raise no objections against the Approved Sale, and if the Approved Sale is structured as
(i) a merger or consolidation of the Company or a sale of all or substantially all of the Company's assets, each holder of Retained Shareholder Shares hereby waives any dissenters rights, appraisal rights or similar rights in connection with such merger, consolidation or asset sale, or (ii) a sale of the Company's Stock, the holders of Retained Shareholder Shares hereby agree to sell their Retained Shareholder Shares on the terms and conditions approved by the Board or the holders of a majority of the then outstanding Investor Shares, as the case may be. The holders of Retained Shareholder Shares shall take all necessary and desirable actions in connection with the consummation of the Approved Sale, including, but not limited to, the execution of such agreements and such instruments and other actions reasonably necessary to provide the representations, warranties, indemnities, covenants, conditions, non-compete agreements, escrow agreements and other provisions and agreements relating to such Approved Sale. In the event that any holder of Retained Shareholder Shares fails for any reason to take any of the foregoing actions, he, she or it hereby grants an irrevocable power of attorney to any Shareholder, Board member or the Company to take all actions and execute and deliver all documents deemed by such Persons necessary to effectuate the terms of this Section 6. Any Retained Shareholder who shall Transfer Retained Shareholder Shares in connection with an Approved Sale shall receive the same type of consideration in respect of his Retained Shareholder Shares and upon the same terms and conditions as all other Shareholders participating in such Approved Sale.

          (b) Purchaser Representative. If the Company or the holders of the Company's securities enter into any negotiation or transaction for which Regulation D (or any similar rule or regulation thereunder) promulgated by the Securities and Exchange Commission may be available with respect to such negotiation or transaction (including a merger, consolidation or other reorganization), each holder of Retained Shareholder Shares shall, at the request of the Company, appoint a purchaser representative (as such term is defined in Rule 501 promulgated under Regulation D) reasonably acceptable to the Company. If any holder of Retained Shareholder Shares appoints a purchaser representative designated by the Company, the Company shall pay the fees of such purchaser representative, but if any holder of Retained Shareholder Shares declines to appoint the purchaser representative designated by the Company such holder shall appoint another purchaser representative (reasonably acceptable to the Company), and such holder shall be responsible for the fees of the purchaser representative so appointed.

     Section 7.         Election of Directors; Voting.

          (a) The number of directors constituting the Board of the Company, as fixed from time to time by the Board in accordance with the Company's by-laws, shall initially be five (5). Notwithstanding any provision in the Company's by-laws, the number of directors constituting the Board shall not be changed without the consent of a majority of the Investor Shares. At each annual meeting of the holders of any class of Stock, and at each special meeting of the holders of any class of Stock called for the purpose of electing directors of the Company, and at any time at which holders of any class of Stock shall have the right to, or shall, vote for or consent in writing to the election of directors of the Company, then, and in each such event, the Shareholders shall vote all of the Shareholder Shares owned by them or their Affiliates, and their respective transferees shall so vote for, or consent in writing with respect to such shares in favor of, the election of a Board of the Company constituted as follows:

                   (i) two (2) directors who shall be designated and approved by the Management Retained Shareholders holding at least a majority of the then outstanding Retained Shareholder Shares held by Management Retained Shareholders; and

                   (ii) three (3) directors who shall be designated and approved by the holders of at least a majority of the then outstanding Investor Shares.

        The parties hereby designate and approve the following individuals to serve as the initial members of the Board effective as of the day after the Closing Date (i) the Management Retained Shareholders hereby designate and approve Joel Mesznik and Rudy Nadilo as directors pursuant to Section 8(a)(i) hereof, and (ii) the Investor hereby designates and approves Jeffrey Horing, Peter Sobiloff and Burt Manning as directors pursuant to Section 8(a)(ii) hereof. The directors designated under Section 8(a)(i) shall designate one of such directors to serve on the Board's compensation committee. The directors designated under Section 8(a)(ii) shall designate one of such directors to serve on the Board's compensation committee and on each other committee of the Board.

          (b) The holders of Shareholder Shares shall vote their shares (i) to remove any director whose removal is required by the party or parties with the power to designate such director and (ii) to fill any vacancy created by the removal, resignation or death of a director, in each case for the election of a new director designated and approved, if approval is required, in accordance with the provisions of this Section 7. Vacancies of the Board shall be filled within 30 days of the date such vacancy is created or immediately before the first action to be taken by the Board after the date such vacancy is created.

     Section 8.         Board Approval; Power of Attorney.

          (a) Consistent with the requirements of applicable law, the Board shall act by a majority as constituted in a supervisory role with respect to the Company and shall be responsible for strategic decisions relating to the Company.

          (b) The following transactions by the Company or any Subsidiary thereof shall require the specific approval of a majority of the Board (notwithstanding any law requiring the specific approval of a percentage higher than a majority of the Board) as constituted:

                   (i) the Company's annual budget and capital expenditures which shall exceed 15% of the annual budget theretofore approved by the Board;

                  (ii) the hiring or dismissal of any employee, agent, representative or consultant who or which is or will be paid an aggregate annual compensation or consideration in excess of $125,000;

                   (iii) the direct or indirect investment in, purchase or other acquisition of, in one or a series of transactions, any business, assets, securities or other property of another Person, other than in the ordinary course of business;

                  (iv) any transaction (other than in the ordinary course of business, consistent with past practices) involving aggregate consideration to or from the Company or any Subsidiary in excess of $250,000;

                  (v) any agreement or transaction between the Company and any Affiliate of the Company; provided, however, that the foregoing shall not restrict (A) transactions between the Company and any of its Subsidiaries, if any, or among any of such Subsidiaries, if any, (B) payments to employees of the Company in the ordinary course of business of the Company or any of its Subsidiaries, (C) transactions pursuant to any stock option or other incentive-based plan for employees of the Company that is approved by the Board, and (D) transactions contemplated by this Agreement;

                  (vi) any amendment or modification of the Company's articles of incorporation or by-laws; and

                  (vii) an Approved Sale, or any Public Offering of the Stock of the Company.

     Section 9.         Regulatory Matters.

          (a) Each Shareholder agrees to cooperate with the Company in all reasonable respects in complying with the terms and provisions of the letter agreement dated the date hereof among the Company, the Investor and certain other parties, a copy of which is attached hereto as Exhibit C, regarding small business matters (the "Small Business Sideletter"), including, without limitation, voting to approve amending the Company's articles or certificate of incorporation, the Company's bylaws or this Agreement in a manner reasonably acceptable to the Shareholders or any Regulated Holder (as defined in the Small Business Sideletter) entitled to make such request pursuant to the Small Business Sideletter in order to remedy a Regulatory Problem (as defined in the Small Business Sideletter). Anything contained in this Section 9 to the contrary notwithstanding, no Shareholder shall be required under this Section 9 to take any action that would adversely affect in any material respect such Shareholder's rights under this Agreement or as a shareholder of the Company.

          (b) The Company and each Shareholder agree not to amend or waive the voting or other provisions of the Company's articles or certificate of incorporation, the Company's bylaws or this Agreement if such amendment or waiver would cause any Regulated Holder to have a Regulatory Problem (as defined in the Small Business Sideletter). The Investor agrees to notify the Company as to whether or not it or any of its Affiliates would have a Regulatory Problem promptly after the Investor has notice of such amendment or waiver.

     Section 10.        Joinders; Additional Shares of Stock.

          (a) Any transferee of Stock of the Company from an Investor (other than the Company, a Retained Shareholder or a transferee in a Public Sale) shall, as a condition to such Transfer, become an Investor for purposes of this Agreement, and if such transferee is not already bound hereby as an Investor, he, she or it shall execute and deliver to the Company an Investor Joinder. Any transferee of Stock of the Company from a Retained Shareholder (other than the Company, an Investor or a transferee in a Public Sale) shall, as a condition to such Transfer, become a Retained Shareholder for purposes of this Agreement, and if such transferee is not already bound hereby as a Retained Shareholder, he, she or it shall execute and deliver to the Company a Retained Shareholder Joinder. Any transferee of Stock from Andrew Greenfield shall, as a further condition to such Transfer, agree to bound by the terms and conditions of
Section 1.8 (if applicable) of the Purchase Agreement with respect to such Stock.

          (b) In the event additional shares of Stock are issued by the Company to a Shareholder at any time during the term of this Agreement, either directly or upon the exercise or exchange of securities of the Company exercisable for or exchangeable into shares of Stock, such additional shares of Stock shall, as a condition to such issuance, become subject to the terms and provisions of this Agreement.

          (c) In the event additional shares of Stock are issued by the Company to any Person that is (i) an employee, manager, officer, director or consultant of the Company or (ii) a third party investor which is not an Affiliate of the Company, such Person, as a condition to receiving such shares of Stock shall agree to execute and deliver to the Company a joinder in substantially the form of Exhibit A (in the case of clause (i)) or Exhibit B (in the case of clause
(ii)), and to be deemed a Shareholder hereunder and agree that such additional shares will be subject to the terms and provisions of this Agreement provided that if such Person was a Retained Shareholder prior thereto, such Person shall be deemed to have continued such status and if such Person was an Investor prior thereto, such Person shall be deemed to have continued such status.

     Section 11.        No Conflicting Agreements.

          No Shareholder shall enter into any stockholder agreements or arrangements of any kind with any Person with respect to any Stock on terms inconsistent with the provisions of this Agreement (whether or not such agreements or arrangements are with other Shareholders or with Persons that are not parties to this Agreement), including, but not limited to, agreements or arrangements with respect to the acquisition or disposition of Stock in a manner that is inconsistent with this Agreement.

     Section 12.        Termination.

          (a) The provisions of this Agreement specified below shall terminate and, except as otherwise expressly provided herein, shall be of no further force or effect and shall not be binding upon any party hereto, at the times specified below:

                   (i) Sections 1, 2 (with respect to all Qualifying Retained Shareholder Shares) 5, 6, 7, 8 and 10 hereof shall terminate upon the first to occur of a Sale of the Company or a Qualified Public Offering;

                   (ii) Section 2 hereof shall terminate as to (x) those Non-Qualifying Retained Shareholder Shares that are registered in a Qualified Public Offering or sold pursuant to a Sale of the Company or
         (y) those Retained Shareholder Shares Transferred in compliance with this Agreement to any Person other than to a Retained Shareholder or other than to a member of any Retained Shareholder's Group;

                   (iii) all provisions of this Agreement shall terminate upon the first to occur of (A) the dissolution, liquidation or winding-up of the Company and (B) the approval of such termination by (1) the Company and (2) the holders of a majority of the then outstanding Investor Shares.

         (b) As to any particular Shareholder, this Agreement shall no longer be binding or of further force or effect as to such Shareholder, except as noted below or otherwise expressly provided herein, as of the date such Shareholder has Transferred all such Shareholder's Shareholder Shares and the transferee(s) of such Shareholder Shares, if required by this Agreement, shall have become a party hereto; provided, however, that no such termination shall be effective if such Shareholder or such transferee(s) is/are in breach of this Agreement.

     Section 13.        Definitions.

          "Affiliate" means, with respect to any Person, any of (a) a director, officer, partner or member of such Person, (b) a spouse, parent, sibling or descendant of such Person or a spouse, parent, sibling or descendant of a director, officer, or partner of such Person and (c) any other Person that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, another Person. The term "control" includes, without limitation, the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

          "Approved Sale" shall have the meaning set forth in Section 6.

          "Board" means the board of directors of the Company.

          "Business Day" means any day that is not a Saturday, Sunday or a day on which banking institutions in New York, New York are not required to be open.

          "Class A Common," means the Class A Common Stock, $0.01 par value per share, of the Company.

          "Class B Common" means the Class B Common Stock, $0.01 par value per share, of the Company.

          "Closing Date" shall have the meaning ascribed thereto in the Purchase Agreement.

          "Common Shares" means the Class A Common and/or the Class B Common, as applicable.

          "Company" shall have the meaning set forth in the Caption.

          "Disability" shall have the meaning, in the case of any Retained Shareholder, set forth in the Employment Agreement, if any, of such Retained Shareholder, or in the absence of such an Employment Agreement, shall mean the physical or mental inability of the Retained Shareholder (i) to substantially perform all of his or her duties for a period of 90 consecutive days or longer or for any 90 days in any period of 365 consecutive days, or (ii) that, in the opinion of a physician selected by the Board (excluding the Retained Shareholder if the Retained Shareholder is a member of the Board at such time), is likely to prevent the Retained Shareholder from substantially performing all of his or her duties for more than 90 days in any period of 365 consecutive days.

          "Employment Agreement" shall mean the employment agreement between the Company or any of its Subsidiaries and the appropriate Retained Shareholder.

          "Exempt Transfers" shall have the meaning set forth in Section 1.

          "Family Group" means an individual's spouse and descendants (whether natural or adopted) and any trust solely for the benefit of such individual and/or the individual's spouse or descendants.

          "Group" means:

          (i) in the case of any Shareholder which is a partnership or a limited liability company, (a) such partnership or limited liability company and any of its limited or general partners or members, (b) any corporation or other business organization to which such partnership or limited liability company shall sell all or substantially all of its assets or with which it shall be merged and (c) any Affiliate of such partnership or limited liability company;

          (ii) in the case of any Shareholder which is a corporation, (a) such corporation, (b) any corporation or other business organization to which such corporation shall sell or transfer all or substantially all of its assets or with which it shall be merged and (c) any Affiliate or shareholder of such corporation; and

          (iii) in the case of any Shareholder who is an individual, such Shareholder's Family Group.

          "Independent Third Party" means any Person who, immediately prior to the contemplated transaction, individually and with its Group does not own in excess of 5% of the Common Shares on a fully diluted basis.

          "Investor Joinder" means a joinder agreement, substantially in the form of Exhibit B hereto, by which a Person becomes an Investor after the date hereof.

          "Investor Shares" means any Shareholder Shares held by an Investor.

          "Investor" shall have the meaning set forth in the Caption.

          "Investor Percentage" means, as to each Investor, the fraction, expressed as a percentage, the numerator of which is the total number of shares of Stock of the Company held by such Investor, and the denominator of which is the total number of shares of Stock of the Company held by all of the Investors.

          "Management Retained Shareholder" means any Retained Shareholder who is an officer or employee of the Company or any Subsidiary, and includes such officer's or employee's Family Group.

          "Non-Qualifying Retained Shareholder Shares" means all Retained Shareholder Shares constituting outstanding shares of Stock held by a Management Retained Shareholder that are not Qualifying Retained Shareholder Shares and which were not acquired upon the exercise of any option or warrant.

          "Person" shall be construed broadly and shall include, without limitation, an individual, a partnership, an investment fund, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

          "Proportionate Percentage" means the pro rata percentage of Stock being offered for sale that each Investor shall be entitled to purchase, which pro rata percentage, as to each such Investor, shall be the percentage figure which expresses the ratio between the number of Common Shares owned by such Investor and the aggregate number of Common Shares owned by all Shareholders (in each case calculated on a fully diluted basis) excluding, in the case of Sections 1(b) and (c) hereof, the Stock proposed to be Transferred by a Retained Shareholder.

          "Public Offering" means the sale, in an underwritten public offering registered under the Securities Act, of the Common Shares, other than any offering made in connection with a business acquisition or an employee benefit plan.

          "Public Sale" means any sale of Shareholder Shares to the public pursuant to an offering registered under the Securities Act or subsequent to the Company registering any offering Shareholder Shares under the Securities Act to the public through a broker, dealer or market maker (pursuant to the provisions of Rule 144 promulgated under the Securities Act or otherwise).

          "Purchase Agreement" means the Stock Purchase and Redemption Agreement dated as of May 12, 1999, among the Company and the Shareholders, as amended, modified or supplemented from time to time.

          "Purchase Notice" shall have the meaning set forth in Section 2.

          "Qualified Public Offering" means the sale by one or more Persons in an underwritten Public Offering under the Securities Act of equity securities of the Company (or its successor) which results in the aggregate gross proceeds to the Company from such sales (before underwriters' discounts and selling commissions) greater than or equal to $30 million and following which such securities are listed or admitted for trading on a nationally-recognized securities exchange or on the Nasdaq National Market System.

          "Qualifying Retained Shareholder Shares" means, in the case of Retained Shareholder Shares constituting outstanding shares of Stock held by a Management Retained Shareholder which were not acquired upon the exercise of any option or warrant, (i) on the first anniversary of the applicable Retained Shares Acquisition Date, 25% of the Retained Shareholder Shares so acquired on such Retained Shares Acquisition Date; and (ii) on each six-month anniversary thereafter, 12.5% of the Shareholder Shares acquired on such Retained Shares Acquisition Date, until 100% of the Shareholder Shares acquired on such Retained Shares Acquisition Date have become Qualifying Retained Shareholder Shares. Prior to the first anniversary of the applicable Retained Shares Acquisition Date, none of the Retained Shareholder Shares held by such Management Shareholder shall be Qualifying Retained Shareholder Shares. In the case of any Management Retained Shareholder, any Retained Shareholder Shares may be subject to such accelerated vesting as set forth in the Joinder executed by such Management Retained Shareholder.

          "Repurchase Notice" shall have the meaning set forth in Section 2.

          "Retained Shareholder Joinder" means a joinder agreement, substantially in the form of Exhibit A hereto, by which a person becomes a Retained Shareholder after the date hereof.

          "Retained Shareholder Shares" shall mean any Shareholder Shares held by a Retained Shareholder or the Retained Shareholder's Group.

          "Retained Shares Acquisition Date" means, as to Shareholder Shares acquired by a Management Retained Shareholder as part of a single transaction, the date on which the Management Retained Shareholder acquired such Shareholder Shares.

          "Sale Authorization Date" shall have the meaning set forth in Section 1(b).

          "Sale Notice" has the meaning set forth in Section 1(b).

          "Sale of the Company" means the sale of the Company to an Independent Third Party or group of Independent Third Parties that are Affiliates pursuant to which such party or parties acquire (i) capital stock of the Company possessing the voting power to elect a majority of the Board (whether by merger, consolidation or issuance, sale or transfer of the Company's capital stock) or
(ii) all or substantially all of the Company's assets determined on a consolidated basis.

          "Securities Act" means the Securities Act of 1933, as amended from time to time.

          "Shareholder" shall have the meaning set forth in the Preamble.

          "Shareholder Shares" means (i) any Common Shares purchased or otherwise acquired by any Shareholder (including, without limitation, any shares of Common Shares purchased upon exercise of an option or warrant to acquire Common Shares or a similar security or Shareholder Shares acquired upon the consummation of a merger), (ii) any equity securities issued or issuable directly or indirectly with respect to the Common Shares referred to in clause
(i) above by way of stock dividend or stock split or in connection with a combination of shares, exchange of capital stock, recapitalization, merger, consolidation or other reorganization and (iii) any other shares of Stock of the Company held by a Shareholder.

          "Small Business Side Letter" has the meaning set forth in Section
9(a).

          "Stock" means, with respect to any Person, such Person's capital stock or any options, warrants or other securities (including debt securities) that are directly or indirectly convertible into, or exercisable or exchangeable for, such Person's capital stock. Whenever a reference herein to Stock is referring to any derivative security, such term shall include such derivative security and all underlying Stock directly or indirectly issuable upon conversion, exchange or exercise of such derivative security.

          "Subsidiary" means, with respect to any Person, any other Person of which the securities having a majority of the ordinary voting power in electing the board of directors (or other governing body) are, at the time as of which any determination is being made, owned by such first Person either directly or through one or more of its Subsidiaries.

          "Terminated Shareholder" shall have the meaning set forth in Section 2(a).

          "Termination Date" shall mean as to such Retained Shareholder, the effective date of the Termination of Employment of such Retained Shareholder.

          "Termination for Cause" shall have the meaning, in the case of any Management Retained Shareholder, set forth in the Employment Agreement, if any, of such Management Retained Shareholder, or in the absence of such an Employment Agreement, shall mean a Termination of Employment for Cause (as defined herein).

          "Termination of Employment" shall mean, as to any Management Retained Shareholder, the termination of the employment with the Company or any of its Subsidiaries of such Management Retained Shareholder for any reason whatsoever, including, but not limited to, termination by Resignation, discharge (either pursuant to a Termination of Employment for Cause or otherwise), retirement, death, Disability or non-renewal of an Employment Agreement.

          "Termination of Employment for Cause" shall mean (i) the Management Retained Shareholder's material breach of any of the terms of his Employment Agreement; (ii) the conviction of a crime involving fraud, theft or dishonesty by the Management Retained Shareholder; (iii) the Management Retained Shareholder's willful and continuing disregard of lawful instructions of the Board or superiors (if any); (iv) the continued use of alcohol or drugs by the Management Retained Shareholder to an extent that, in the good faith determination of the Board, such use interferes in any manner with the performance of the Management Retained Shareholder's duties and responsibilities as an employee of the Company; or (v) the conviction of the Management Retained Shareholder for violating any law constituting a felony (including the Foreign Corrupt Practices Act of 1977).

          "Transfer" has the meaning set forth in Section 1(a).

          "Voting Stock" means the capital stock, of any class, of the Company entitled to vote for the election of directors of the Company.

     Section 14.        General Provisions.

         (a) Amendment; Waiver and Release. Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement shall be effective unless such modification, amendment or waiver is approved in writing by the Company and the holders of at least a majority of the Voting Stock held by the Shareholders; provided, however, that no such modification, amendment or waiver that would be adverse to the interests of any (i) Retained Shareholder shall be made without the prior written consent of a majority in interest of the Retained Shareholders, and (ii) Investor shall be made without the prior written consent of a majority in interest of the Investors. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

         (b) Severability. It is the desire and intent of the parties hereto that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction

         (c) Entire Agreement. Except as otherwise expressly set forth herein, this document and the other documents referred to herein constitute the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and thereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

         (d) Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Company and its successors and assigns and the Shareholders and any subsequent holders of Shareholder Shares and the respective successors and assigns of each of them, so long as they hold Shareholder Shares. The Investor may assign its rights under this Agreement to any of its members without the consent of any other party hereto. None of the provisions hereof shall create, or be construed or deemed to create, any right of employment in favor of any Person by the Company or any of its Subsidiaries. This Agreement is not intended to create any third party beneficiaries.

         (e) Counterparts. This Agreement may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

         (f) Remedies. The Company and the Shareholders shall be entitled to enforce their rights under this Agreement specifically to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that the Company and any Shareholder may in his, her or its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.

         (g) Notices. All notices or other communications pursuant to this Agreement shall be in writing and shall be deemed to be sufficient if delivered personally, telecopied, sent by nationally-recognized, overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                   (i)       if to the Company, to:

                                        Greenfield Online, Inc.
                                        274 Riverside Avenue
                                        Westport, Connecticut 06880
                                        Attention:  Chief Executive Officer
                                        Telecopier:  (203) 221-0791;

                   with copies to:

                                        Preston Gates & Ellis LLP
                                        701 Fifth Avenue
                                        Suite 5000
                                        Seattle, Washington 98014
                                        Attention:  Robert S. Jaffe, Esq.
                                        Telecopier: (206) 623-7022

                   (ii)      if to the Investor, to:

                                        Greenfield Holdings, LLC
                                        c/o InSight Capital Partners III, L.P.
                                        122 East 42nd Street, Suite 2300
                                        New York, New York 10168
                                        Attention:  Jeffrey Horing
                                        Telecopier:  (212) 681-0972;

                   with a copy to:

                                        O'Sullivan Graev & Karabell, LLP
                                        30 Rockefeller Plaza
                                        41st Floor
                                        New York, New York  10112
                                        Attention:  Ilan S. Nissan, Esq.
                                        Telecopier:  (212) 408-2420; and

                  (iii) if to any Retained Shareholder or any other Investor, at the address set forth on the signature page hereto or in the applicable Retained Shareholder Joinder or Investor Joinder.

        All such notices and other communications shall be deemed to have been given and received (A) in the case of personal delivery, on the date of such delivery, (B) in the case of delivery by telecopy (if confirmed), on the date of such delivery, (C) in the case of delivery by nationally-recognized, overnight courier, on the Business Day following dispatch, and (D) in the case of mailing, on the third Business Day following such mailing.

         (h) Construction. Where specific language is used to clarify by example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates. The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party.

         (i) GOVERNING LAW. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (EXCEPT WITH RESPECT TO MATTERS RELATED SOLELY TO CORPORATE GOVERNANCE IN WHICH CASE THIS AGREEMENT (SOLELY AS TO SUCH MATTERS) WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CONNECTICUT), WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICTING PROVISION OR RULE (WHETHER OF THE STATE OF NEW YORK OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK TO BE APPLIED. IN FURTHERANCE OF THE FOREGOING, THE INTERNAL LAWS OF THE STATE OF NEW YORK WILL CONTROL THE INTERPRETATION AND CONSTRUCTION OF THIS AGREEMENT, EVEN IF UNDER SUCH JURISDICTION'S CHOICE OF LAW OR

CONFLICTS OF LAW ANALYSIS, THE SUBSTANTIVE LAW OF SOME OTHER JURISDICTION WOULD ORDINARILY APPLY.

         (j) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

         (k) Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

         (l) Nouns and Pronouns. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of names and pronouns shall include the plural and vice-versa.

         (m) Effectiveness. This Agreement shall not be deemed effective until the consummation of the Closing (as defined in the Purchase Agreement) under the Purchase Agreement.

                                    * * * * *

          IN WITNESS WHEREOF, the parties hereto have executed this Shareholders' Agreement on the day and year first above written.



                                                 GREENFIELD ONLINE, INC.


                                                 /s/ Rudy Nadilo
                                                    ----------------------------
                                                 Name:  Rudy Nadilo
                                                 Title:  President


                                                 Investor:

                                                 GREENFIELD HOLDINGS, LLC


                                                 /s/ Jeffrey Horing
                                                    ----------------------------
                                                 Name:  Jeffrey Horing
                                                 Title:  President


                                                 Retained Shareholder:


                                                 /s/ Andrew Greenfield
                                                    ----------------------------
                                                 Andrew Greenfield
                                                 c/o Greenfield Consulting, Inc.
                                                 274 Riverside Avenue
                                                 Westport, CT  06880

                                                                       EXHIBIT A

                          RETAINED SHAREHOLDER JOINDER

          By execution of this Retained Shareholder Joinder, the undersigned agrees to become a party to that certain Shareholders' Agreement dated as of May __, 1999, among Greenfield Online, Inc., a Connecticut corporation, and its shareholders. The undersigned shall have all the rights, and shall observe all the obligations, applicable to a Retained Shareholder.




Name:_________________________

Address for                                       with copies
Notices:                                          to:
------------------------------                    ------------------------------

------------------------------                    ------------------------------

------------------------------                    ------------------------------

------------------------------                    ------------------------------



                                                  Signature:
                                                            --------------------

                                                  Date:
                                                        ------------------------

                                                                       EXHIBIT B

                                INVESTOR JOINDER

          By execution of this Investor Joinder, the undersigned agrees to become a party to that certain Shareholders' Agreement dated as of May __, 1999, among Greenfield Online, Inc., a Connecticut corporation, and its shareholders. The undersigned shall have all the rights, and shall observe all the obligations, applicable to an Investor.




Name:_________________________

Address for                                       with copies
Notices:                                          to:
------------------------------                    ------------------------------

------------------------------                    ------------------------------

------------------------------                    ------------------------------

------------------------------                    ------------------------------



                                                  Signature:
                                                            --------------------

                                                  Date:
                                                        ------------------------

                                                                       EXHIBIT C

                           SMALL BUSINESS SIDE LETTER




                                               May 17, 1999



Greenfield Online, Inc.
274 Riverside Avenue
Westport, Connecticut 06880


Ladies and Gentlemen:

          Reference is made to that certain Stock Purchase and Redemption Agreement (the "Purchase Agreement"), dated as of May 12, 1999, among Greenfield Online, Inc. (the "Company"), Greenfield Holdings, LLC ("Investor") and the other parties identified therein, pursuant to which the Investor is acquiring certain of the Company's Class B Common Shares (the "Shares"). Imprimis SB, L.P. and UBS Capital II LLC are Small Business Investment Companies (the "SBICs") licensed by the United States Small Business Administration ("SBA") and are members of the Investor.

          In order for the SBICs to acquire and hold, indirectly through the Investor, the Shares, the SBICs and the Investor must obtain from the Company certain representations and rights as set forth below. As a material inducement to the Investor to enter into the Purchase Agreement and to acquire the Shares, the Company hereby makes the following representations and warranties and agrees to comply with the following covenants:

         Small Business Matters.

         (n) The Company, together with its "affiliates" (as that term is defined in Title 13, Code of Federal Regulations,ss. 121.103), is a "small business concern" within the meaning of the Small Business Investment Act of 1958, as amended ("SBIA"), and the regulations thereunder, including Title 13, Code of Federal Regulations,ss. 121.301(c), because it either:

Check  One

         (i) including its affiliates, has a tangible net worth not in excess of $18 million, and average net income after Federal income taxes (excluding any carry-over losses) for the preceding 2 completed fiscal years not in excess of $6 million (after giving pro forma effect to the transactions contemplated by the Purchase Agreement (including the financing thereof) in the manner set forth in Title 13, Code of Federal Regulations,ss. 107.750); or

         (ii) does not exceed the size standard in number of employees or millions of dollars under the SIC (Standard Industrial Classification) System for the industry in which it combined with its affiliates is primarily engaged; and in which it alone is primarily engaged.

          The information set forth in the Small Business Administration Forms 480, 652 and Parts A and B of Form 1031 regarding the Company and its affiliates, when delivered to the SBICs and the Investor, will be accurate and complete and will be in form and substance acceptable to such Persons (as defined below). Copies of such forms shall be completed and executed by the Company and delivered at the closing under the Purchase Agreement (the "Closing").

         (o) Neither the Company's nor any of its Subsidiaries' (as defined below) primary business activity involves, directly or indirectly, providing funds to others, the purchase or discounting of debt obligations, factoring or long-term leasing of equipment with no provision for maintenance or repair, and neither the Company nor any of its Subsidiaries is classified under Major Group 65 (Real Estate) of the SIC Manual. The assets of the business of the Company and its Subsidiaries (the "Business") will not be reduced or consumed, generally without replacement, as the life of the Business progresses, and the nature of the Business does not require that a stream of cash payments be made to the Business's financing sources, on a basis associated with the continuing sale of assets (examples of such businesses would include real estate development projects and oil and gas wells). (See 13 CFRss. 107.720)

         (p) At Closing or within one year thereafter, no more than 49 percent of the employees or tangible assets of the Company and its Subsidiaries will be located outside the United States. This subsection (c) does not prohibit such proceeds from being used to acquire foreign materials and equipment or foreign property rights for use or sale in the United States.

         (q) There are no other SBICs that own any Securities (as defined below) issued by the Company. Without the Investor's consent, the Company will not issue Securities to any SBICs in the future if such issuance would cause the SBICs or the Investor to be deemed to be a member of an "Investor Group" in "Control" of the Company (as such terms are defined in 13 CFRss. 107.865).

     2.       Regulatory Compliance.

          (a)         Regulatory Compliance Cooperation.

                   (i) In the event that the Investor or any of the SBICs reasonably determines that it has a Regulatory Problem (as defined below), the Company agrees to take all such actions as are reasonably requested by such Person in order (A) to effectuate and facilitate any transfer by the Investor of any Securities of the Company then held by it to any Person designated by the Investor or the SBIC, (B) to permit the Investor (or any of its Affiliates) to exchange all or any portion of the voting Securities then held by such Person on a share-for-share basis for shares of a class of non-voting Securities of the Company, which non-voting Securities shall be identical in all respects to such voting Securities, except that such new Securities shall be non-voting and shall be convertible into voting Securities on such terms as are requested by the Investor and reasonably acceptable to the Company in light of regulatory considerations then prevailing, and (C) to continue and preserve the respective allocation of the voting interests with respect to the Company arising out of the Investor's ownership of voting Securities and/or provided for in the Shareholders' Agreement (as defined below) before the transfers and amendments referred to above (including entering into such additional agreements as are requested by the Investor to permit any Person(s) designated by the Investor to exercise any voting power which is relinquished by the Investor upon any exchange of voting Securities for non-voting Securities of the Company). If the Investor elects to transfer Securities of the Company to a Regulated Holder (as defined below) in order to avoid a Regulatory Problem, the Company and such Regulated Holder shall enter into such mutually acceptable agreements as such Regulated Holder may reasonably request in order to assist such Regulated Holder in complying with applicable laws and regulations to which it is subject. Such agreements may include restrictions on the redemption, repurchase or retirement of Securities of the Company that would result or be reasonably expected to result in such Regulated Holder holding more voting securities or total securities (equity and debt) than it is permitted to hold under such laws and regulations.

                  (ii) In the event the Investor has the right to acquire any of the Company's Securities from the Company or any other Person (as the result of a preemptive offer, pro rata offer or otherwise), and the Investor reasonably determines that it or any Affiliate has a Regulatory Problem, at the Investor's request the Company will offer to sell to the investor non-voting Securities (or, if the Company is not the proposed seller, will arrange for the exchange of any voting securities for non-voting securities immediately prior to or simultaneous with such sale) on the same terms as would have existed had the investor acquired the Securities so offered and immediately requested their exchange for non-voting Securities pursuant to subsection (i) above.

                  (iii) In the event that any Affiliate of the Company ever offers to issue any of its Securities to the Investor, then the Company will cause such Affiliate to enter into agreements with the Investor substantially similar to this Section 2(a) and
Section 2(b) below.

          (b)         Information Rights and Related Covenants.

                  (i) The Company hereby agrees to provide to the Investor and the SBA access to its books and records for all purposes required by the SBA.

                  (ii) The Company hereby agrees to provide to the Investor and the SBA a certificate of its chief financial officer certifying compliance by the Company with the provisions of this Agreement (provided that such certificate may be truthfully given).

                  (iii) Promptly after the end of each fiscal year (but in any event prior to February 28 of each year), the Company shall provide to the Investor a written assessment, in form and substance reasonably satisfactory to the Investor, of the economic impact of the financing hereunder, specifying the full-time equivalent jobs created or retained, the impact of the financing on the consolidated revenues and profits of the Business and on taxes paid by the Business and its employees (See 13 CFRss. 107.630(e)).

                  (iv) Upon the request of the Investor or any of its Affiliates, the Company will (A) provide to such Person such financial statements and other information as such Person may from time to time reasonably request for the purpose of assessing the Company's financial condition and (B) furnish to such Person all information reasonably requested by it in order for it to prepare and file SBA Form 468 and any other information reasonably requested or required by any governmental agency asserting jurisdiction over such Person.

                  (v) For a period of one year following the date hereof, neither the Company nor any of its Subsidiaries will change its business activity if such change would render the Company ineligible to receive financial assistance from an SBICs under the SBIA and the regulations thereunder (within the meanings of 13 CFRss.ss. 107.720 and 107.760(b)).

                  (vi) The Company will at all times comply with the non-discrimination requirements of 13 C.F.R., Parts 112, 113 and 117.

                  (vii) The Company will notify the Investor from time to time when the number of its shareholders increases to or above or decreases below 50.

     3.       Definitions.
              -----------

          "Affiliate" means, with respect to any Person, (i) a director, officer or stockholder of such Person, (ii) a spouse, parent, sibling or descendant of such Person (or spouse, parent, sibling or descendant of any director or executive officer of such Person), and (iii) any other Person that, directly or indirectly through one or more intermediaries, Controls, or is Controlled by, or is under common Control with, such Person.

          "Control" means, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

          "Person" shall be construed broadly and shall include an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity (or any department, agency or political subdivision thereof).

          "Regulated Holder" means any holder of the Company's Securities that is (or that is a subsidiary of a bank holding company that is) subject to the various provisions of Regulation Y of the Board of Governors of the Federal Reserve Systems, 12 C.F.R., Part 225 (or any successor to Regulation Y).

          "Regulatory Problem" means (i) any set of facts or circumstances wherein it has been asserted by any governmental regulatory agency (or the Investor believes that there is a significant risk of such assertion) that such Person (or any bank holding company that controls such Person) is not entitled to hold, or exercise any material right with respect to, all or any portion of the Securities of the Company which such Person holds or (ii) when such Person and its Affiliates would own, Control or have power (including voting rights) over a greater quantity of Securities of the Company than is permitted under any law or regulation or any requirement of any governmental authority applicable to such Person or to which such Person is subject.

          "Securities" means, with respect to any Person, such Person's capital stock or any options, warrants or other Securities which are directly or indirectly convertible into, or exercisable or exchangeable for, such Person's capital stock (whether or not such derivative Securities are issued by the Company). Whenever a reference herein to Securities refers to any derivative Securities, the rights of the Investor shall apply to such derivative Securities and all underlying Securities directly or indirectly issuable upon conversion, exchange or exercise of such derivative Securities.

          "Shareholders' Agreement" means the Shareholders' Agreement to be entered into on the date of the Closing among the Company and certain shareholders of the Company.

          "Subsidiary" means, with respect to any Person, any other Person of which the securities having a majority of the ordinary voting power in electing the board of directors (or other governing body), at the time as of which any determination is being made, are owned by such first Person either directly or through one or more of its Subsidiaries.

                                     * * * *

          Please indicate your acceptance of the terms of this letter agreement by returning a signed copy to the undersigned.

                                         IMPRIMIS SB, L.P.


                                         By:
                                             -----------------------------------
                                             Name:
                                             Title:

                                         UBS CAPITAL II LLC


                                         By:
                                             -----------------------------------
                                             Name:
                                             Title:


                                         By:
                                             -----------------------------------
                                             Name:
                                             Title:


Agreed as of the date
first set forth above:

Greenfield Online, Inc.



By:
     -------------------------
     Name:
     Title:


Greenfield Holdings, LLC


     -------------------------
     Name:
     Title:

                                   SCHEDULE I
                                    Investor


                            Greenfield Holdings, LLC

                                                    SCHEDULE II
                                               Retained Shareholder

                                                 Andrew Greenfield